Exhibit 3.50

CERTIFICATE OF INCORPORATION

OF

106-25A RESTAURANT, INC.

UNDER SECTION 402 OF THE

BUSINESS CORPORATION LAW

* * * * *

WE, THE UNDERSIGNED, all being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the business Corporation Law of New York, do hereby certify:

FIRST:	The name of the corporation is 106-25A RESTAURANT, INC. (hereinafter referred to as the “Corporation”).

SECOND:

The purpose for which it is formed are:

To engage in any lawful act or activity for which corporation may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

THIRD:	The office of the corporation is to be located in the County of Suffolk, State of New York.

FOURTH:	The aggregate number of shares which the corporation shall have authority to issue is Two Hundred (200) Common shares all without par value.

FIFTH:	The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o 763 Larkfield Road, Commack, NY 11725.

SIXTH:	A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a director, except for liability if a judgement or other final adjudication adverse to such director establishes that (i) his/her acts of omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, (ii) he/she personally gained in fact a financial profit or other advantage to which he/she was not legally entitled, or (iii) his/her acts violated Section 719 of the Business Corporation Law of the State of New York.

IN WITNESS WHEREOF, we have made and signed this certificate this 11th day of January, A.D. 1995 and we affirm the statements contained therein as truth under penalties of perjury.

/s/ Albrika R. Stokes
Incorporator:	Albrika R. Stokes

Address:	1633 Broadway New York, NY 10019

/s/ Barbara Dawson
Incorporator:	Barbara Dawson

Address:	1633 Broadway New York, NY 10019

/s/ Ivette Millan
Incorporator:	Ivette Millan

Address:	1633 Broadway New York, NY 10019

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

106-25A RESTAURANT, INC.

UNDER SECTION 402 OF THE

BUSINESS CORPORATION LAW

*  *  *  *  *

WE, THE UNDERSIGNED, Carmela N. Merendino and Joseph Sbarro, being respectively the Vice President and Secretary of 106-25A RESTAURANT, INC., hereby certify :

1.	The name of the corporation is 106-25A RESTAURANT, INC.,

2.	The certificate of incorporation of said corporation was filed by the Department of State on the 9th day of January , 1995.

3.	(a) The certificate of incorporation is amended to change the name of the corporation.

(b)   To effect the foregoing Article “1” relating to the name of the corporation is amended to read as follows:

1.	The name of the corporation is “SBARRO PROPERTIES, INC.”

4.	The amendment was authorized in the following manner:

By the unanimous written consent of all the directors followed by the unanimous written consent of all the shareholders.

IN WITNESS WHEREOF, we have signed the certificate on the Twenty Fifth day of July, 1996 and are affirm the statements contained therein as true under penalties of perjury.

/s/ Carmela N. Merendino
Carmela N. Merendino, Vice President

/s/ Joseph Sbarro
Joseph Sbarro, Secretary